                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECTRON INTERNATIONALE INC.
                           ---------------------------
                (Name of Registrant as specified in its charter)


      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                           DECTRON INTERNATIONALE INC.
                                4300 POIRIER BLVD
                            MONTREAL, QUEBEC H4R 2C5

                                   -----------

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 2004

                                   -----------

TO THE STOCKHOLDERS OF Dectron Internationale Inc.:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") Dectron Internationale Inc. (the "Company") will be held at HOTEL NOVOTEL, 1180 rue de la Montagne, Montreal, H3G 1Z1 August 24, 2004 at 2:30 p.m., local time for the following purposes:

         1.  To elect directors to hold office for a term of one year;

         2. To ratify the appointment of Schwartz Levitsky Feldman, LLP as the Company's independent certified public accountants for the ensuing year; and

         3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 3, 2004 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

In order to ensure the presence of a quorum at the Meeting, it is important that Stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please vote your shares by signing, filling out, dating and promptly returning the enclosed proxy card in the enclosed self-addressed, postage-paid envelope. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

Dated: August 3, 2004                     By Order of the Board of Directors


                                          Ness Lakdawala
                                          Chairman and Chief Executive Officer

                           DECTRON INTERNATIONALE INC.
                                4300 POIRIER BLVD
                            MONTREAL, QUEBEC H4R 2C5
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------

                       2004 ANNUAL MEETING OF STOCKHOLDERS

     TO BE HELD AT HOTEL NOVOTEL, 1180 RUE DE LA MONTAGNE, MONTREAL, H3G 1Z1
                               ON AUGUST 24, 2004


This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dectron Internationale Inc. (the "Company") for use at the 2004 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 2:30 p.m. at HOTEL NOVOTEL, 1180 rue de la Montagne, Montreal, H3G 1Z1 on August 24, 2004, and at any adjournments thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about August 4, 2004.

All properly executed, unrevoked proxies on the enclosed form, if returned prior to the Meeting, will be voted in the manner specified by the Stockholder. If no specific instruction is given, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING


WHAT IS BEING VOTED ON AT THE MEETING?

         Our board of directors is asking shareholders to consider two items at this Annual Meeting of Shareholders:

         To elect our board of directors to hold office for a term of one year;

         To ratify the appointment of Schwartz Levitsky Feldman, LLP as our independent auditors for the ensuing year; and

         To act on any other matter that may properly be submitted for approval.

WHO CAN VOTE AT THE MEETING?

Our board of directors has set August 3, 2004 as the record date for the Meeting. Only persons holding shares of our common stock of record at the close of business on the record date will be entitled to receive notice of and to vote at the Meeting. Each share of our common stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. On the record date there were 3,155,000 shares of our common stock outstanding held by a total of approximately 58 shareholders of record.

WHAT CONSTITUTES A QUORUM FOR THE MEETING?

To have a quorum, we need one-third of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares of stock on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting. Each will be tabulated separately. The shares held by Ness Lakwadala, our controlling shareholder, suffice for a quorum to be met, and we have been informed by Mr. Lakwadala that he will be present at the Meeting.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct, unless you later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of stock represented by a proxy will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares of stock in certificate form, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in "street name," that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your shares of stock.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

Any written notice of revocation sent to us must include the shareholder's name and must be received prior to the Meeting to be effective.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Election of Nominees to the Board of Directors
----------------------------------------------

Pursuant to our bylaws, the affirmative vote of a majority of the votes cast at the Meeting is required for the election of the individuals nominated to serve on our board of directors. The shares of stock held by Mr. Lakwadala represent enough votes to approve this proposal and he has informed us that he intends to approve proposal to elect our nominees to our board of directors.

Ratification of Independent Auditors.
-------------------------------------

An affirmative vote of a majority of the votes cast at the Meeting is required for ratification of the appointment of Schwartz Levitsky Feldman, LLP as our independent auditors. The shares of stock held by Mr. Lakwadala represent enough votes to approve this proposal and he has informed us that he intends to approve the appointment of Schwartz Levitsky Feldman, LLP as our independent auditors.

Other Matters.
--------------

If you hold your shares of stock in "street name," your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Votes cast by proxy will be tabulated by an automated system administered by Continental Stock Transfer & Trust Company, our transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the independent person that we will appoint to act as election inspector for the Meeting.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from our future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                             OWNERSHIP OF SECURITIES

Only stockholders of record at the close of business on August 3, 2004, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of August 3, 2004, there were issued and outstanding 3,155,000 shares of common stock, no par value per share (the "Common Stock").

Each outstanding share is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

The following table sets forth certain information as of August 3, 2004 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group.


                                             AMOUNT AND NATURE OF    PERCENTAGE OF SHARES
NAME AND ADDRESS (1)                     BENEFICIAL OWNERSHIP (2)             OUTSTANDING
--------------------                     ------------------------    --------------------
Ness Lakwadala                                      1,741,019 (3)                   54.1%

Roshan Katrak                                       1,741,019 (4)                   54.1%

Mauro Parissi                                          48,609 (5)                    1.5%

Leena Lakwadala                                       125,100 (6)                    3.9%

Michel Lecompte                                        24,600 (7)                       *

Gilles Richard                                          1,800 (8)                       *

Rustom M. Ghadiali                                          - - -                   - - -

Dick Driggs                                                 - - -                   - - -

All officers and directors
as a group
 (8 persons) (3) - (8)                                  1,941,128                   59.1%


* Less than 1%.

(1) The address of each individual is c/o Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec, Canada H4R 2C5.

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the date of this annual report, any security which such person or group of persons has the right to acquire within sixty (60) days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents (i) 43,561 shares of Common Stock directly owned, (ii) 127,395 shares of Common Stock and 7,500 options to purchase Common Stock owned by Roshan Katrak, Mr. Lakdawala's wife, (iii) 69,684 shares of Common Stock owned by Roshaness Inc., a company owned by Mr. Lakdawala, and (iv) 1,492,879 owned by 3103-7195 Quebec Inc., a company owned by Mr. Lakdawala's spouse and children.

(4) Represents (i) 127,395 shares of Common Stock and 7,500 options to purchase Common Stock directly owned, (ii) 43,561 shares of Common Stock owned by Ness Lakdawala, Ms. Katrak's husband, (iii) 69,684 shares of Common Stock owned by Roshaness Inc., a Company owned by Ness Lakdawala, and (iv) 1,492,879 shares owned by 3103-7195 Quebec Inc., a company owned by Ms. Katrak and her children.

(5) Includes 2,500 options to purchase Common Stock.

(6) Includes 8,500 options to purchase Common Stock.

(7) Includes 2,000 options to purchase Common Stock

(8) Includes 1,500 options to purchase Common Stock

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Seven directors are proposed to be elected at the Meeting, each to hold office for a period of one year, or until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Unless such authority is withheld, it is intended that the accompanying proxy will be voted in favor of the seven persons named below, each of whom is now serving as a director unless the stockholder indicates to the contrary on the proxy. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.

Director Nominees - Term Expiring 2004.


NAME                    AGE                           POSITION
----                    ---                           --------
Ness Lakwadala          70       Chairman and of the Board of Directors, President and Chief Executive
                                 Officer

Roshan Katrak           60       Vice President of Human Relations and Director

Mauro Parissi           38       Chief Financial Officer, Secretary and Director

Leena Lakwadala         36       Executive Vice President and Director

Gilles Richard          66       Director

Rustom M. Ghadiali      67       Director

Dick Driggs             67       Director


Set forth below is a biographical description of each of our director nominees based on information supplied by each of them.

NESS LAKDAWALA has served as the President, Chief Executive Officer and Chairman of Dectron since our inception, and has also served as the President and Chief Executive Officer of Dectron Inc. since 1994. Prior to joining Dectron Inc., Mr. Lakdawala was President of Blanchard Ness Limited, a company which he founded in 1976. From 1987 to present, Mr. Lakdawala has served as the President of Thermoplus. In January 1996, Thermoplus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. From 1987-1988, Mr. Lakdawala was Chairman of the Heating Refrigeration Air Conditioning Institute of Canada. Mr. Lakdawala has also served as the Governor of the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. ("ASHRAE"), the organization that sets ventilation standards in Canada and the United States. Mr. Lakdawala is currently a member of ASHRAE and the Refrigeration Service Engineers Society. Ness Lakdawala is the husband of Roshan Katrak and the father of Leena Lakdawala.

ROSHAN KATRAK has served as Vice President of Human Relations of Dectron since our inception, and has served in the same capacity with Dectron Inc. since 1994. She has also served as a Director of Dectron since 1998. From 1976 to 1994, she was a Director of Blanchard Ness Limited, and from 1987 to present has been Vice President of Human Relations for Thermoplus. In January 1996, Thermoplus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. Mrs. Katrak received her Honors Degree in Psychology in 1964. Roshan Katrak is the wife of Ness Lakdawala and the mother of Leena Lakdawala.

MAURO PARISSI, C.A. has served as the Chief Financial Officer, Secretary and a Director of Dectron since our inception, and has also served as the Controller of Dectron Inc. since 1996. From 1995-1996, Mr. Parissi was an auditor with the firm of Mizgala & Cie. From 1990-1995, Mr. Parissi was an auditor with the firm of Hart, David Lloyd, F.C.A., C.I.P. Mr. Parissi is currently a member of The Canadian Institute of Chartered Accountants and The Order of Chartered Accountants of Quebec. Mr. Parissi received his graduate diploma in Public Accountancy from McGill University in 1995.

LEENA LAKDAWALA has served as Executive Vice President and a Director of Dectron since our inception, and has also served as Vice President of Production and Administration for Dectron Inc. since 1994. She is currently a member of the Heating Refrigeration and Air Conditioning Institute. Mrs. Lakdawala received her B.A from Concordia University in 1993. Leena Lakdawala is the daughter of Ness Lakdawala and Roshan Katrak.

GILLES RICHARD has served as a Director of Dectron since 2001. Mr. Richard is a semi-retired businessman who was previously the President of Le Circuit Lincoln Mercury, the sixth largest dealership in Canada. Mr. Richard was also involved with partners in a distributorship of lift-truck (Mitsubishi's M-Lift), two computer companies, which created software applications for car dealership, and most recently the construction of commercial and residential buildings. Over the years, Mr. Richard was a director or officer of various organizations such as the Nada (National Automobile Association) and CADA (Canadian Automobile Association).

RUSTOM M. GHADIALI joined Dectron Internationale as director in 2004. Mr. Ghadiali retired from International Rectifier S.E. A. PVT Ltd., a leader in Power Management Technology, after more than thirty-five years in various positions within the International Rectifier Group. From 2002-2004, he was Vice-President-Director International Rectifier S.E. A. PVT Ltd., Administration Asian Operations. From 1994 to 2002, he was Vice-President, International Rectifier Offshore Assembly Operations, South East Asia, India and China. Mr. Ghadiali is a Chartered Secretary & Administrator.

DICK W. DRIGGS joined Dectron Internationale as director in 2004. Mr. Driggs retired in 2003 as Chairman of the Board of Heat Controller, Inc. and President of Addison Products Co. where he was in position from 1996 to 2003. He previously held various executive positions with Addison Products, AAF-McQuay Corporation, and Snyder General Corporation. Mr. Driggs is still active as member of the Board of Directors for Heat Controller, Inc., Airguide Manufacturing, LLC and Thermoguard, Triple-E USA. Mr. Driggs is a member of the following Professional Organizations ASQC, APICS, IIE and ISA and of the following Military Professional Organizations: MCA, MCROA, ROA, TROA and MOAA, MCL, NL, MCMA, USNI, American Legion and VFW. Mr. Driggs retired in 1995 from USMCR after 41 years of service and held the unique position of being the first CWO-5 (Chief Warrant Officer) ever appointed in the USMC.

The Board has determined that Messrs. Richard, Ghadiali and Driggs are independent directors as defined in Nasdaq Marketplace Rule 4200.

Except as set forth herein, no officer or director of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid by Dectron during each of the last three fiscal years to our Chief Executive Officer and to each of our executive officers who earned in excess of $100,000 during each of the fiscal years ended January 31, 2004, 2003 and 2002.


NAME AND PRINCIPAL                                       RESTRICTED     STOCK          ALL OTHER
POSITION                        YEAR   SALARY(1)  BONUS  STOCK AWARDS  OPTIONS/SAR'S   COMPENSATION
--------                        ----   ---------  -----  ------------  -------------   ------------
Ness Lakdawala
Chairman of the Board of        2004   $142,380    -0-        -0-          -0-             -0-
Directors, President and        2003   $142,380    -0-        -0-          -0-             -0-
Chief Executive Officer         2002   $142,380    -0-        -0-          -0-             -0-


(1) This reflects the aggregate salaries paid to Mr. Lakdawala during the fiscal years presented by Dectron, Refplus and Thermoplus.

EMPLOYMENT AGREEMENTS

We entered into an employment agreement with Mr. Ness Lakdawala, our Chief Executive Officer on October 5, 1998, the effective date of our initial public offering. The employment agreement is for a term of two years, renewable for additional one-year periods. The employment agreement entitled Mr. Lakdawala to an annual salary of $200,000, adjusted annually for increases in the Consumer Price Index. In the event that we are subject to a takeover or a change of control event, Mr. Lakdawala is entitled to a bonus equal, on an after tax basis, to five times his then current annual base salary. Mr. Lakdawala's employment agreement contains a non-competition provision, which forbids him from engaging in a competitive business during his employment and for a period of one year thereafter. Mr. Lakdawala's employment agreement was extended for an additional two years on the same conditions as above in October 2000 and for an additional two years on the same conditions in October 2002. We presently intend to renew the employment agreement with Mr. Lakwadala on substantially similar terms as presently applicable.

We do not currently have employment agreements with any of our other officers or directors.

OPTIONS AND STOCK APPRECIATION RIGHTS TO NAMED EXECUTIVE OFFICERS

No stock options were granted during the fiscal year ending January 31, 2004 to Mr. Lakdawala.

AUDIT COMMITTEE

Our board of directors has an audit committee comprised of Gilles Richard. The audit committee makes recommendations to our board of directors regarding the independent auditors for our company, approves the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters. Mr. Cheung, formerly a member of the audit committee, resigned as a director and member of the audit committee on February 11, 2004.

The purpose of the Audit Committee is to assist our board of directors in the oversight of the integrity of the consolidated financial statements of our company, our company's compliance with legal and regulatory matters, the independent auditor's qualifications and independence, and the performance of our company's independent auditors. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company's accounting and financial reporting process and audits of the consolidated financial statements of our company on behalf of our board of directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the consolidated financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

Accordingly, the Audit Committee discusses with Schwartz Levitsky Feldman, our auditors, our audited financial statements, including among other things the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. It is anticipated that upon his election as a director Mr. Ghadiali will join the Audit Committee and serve thereon as the "audit committee financial expert."

Board Audit Committee Report

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended January 31, 2004 with management and has received the written disclosures and the letter from Schwartz Levitsky Feldman, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Schwartz Levitsky Feldman the Company's audited financial statements for the fiscal year ended January 31, 2004, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Schwartz Levitsky Feldman and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

Board Compensation Report

EXECUTIVE COMPENSATION POLICY

Dectron's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, Dectron's compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, Dectron's compensation policy also contemplates performance-based cash bonuses. Dectron's compensation principles for the Chief Executive Officer are identical to those of Dectron's other executive officers.

Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for Fiscal 2003, we focused primarily on the scope of each officer's responsibilities, each officer's contributions to Dectron's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, we may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to Dectron of the transaction or development.

Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that stock options in Dectron provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with us for the long term.

CHIEF EXECUTIVE OFFICER COMPENSATION

As indicated above, the factors and criteria upon which the compensation of Ness Lakdawala, our Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of Dectron. The Chief Executive Officer's individual contributions to Dectron include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital to Dectron. In addition, we have reviewed compensation levels of chief executive officers at comparable companies within our industry.

OTHER COMPENSATION

Outside directors may be paid an honorarium for attending meetings of the Board of Directors of Dectron, in an amount that management anticipates will not exceed $500 per meeting.

PERFORMANCE GRAPH

Dectron Internationale
Comparative Investment Performance
January 31, 2004


                                   ------------------------------------------------------------------------------
                                               1999                     2000                     2001
                                   ------------------------------------------------------------------------------
                                         price       value        price       value        price       value
                                   ------------------------------------------------------------------------------
Dectron Internationale Inc.               4.41       100.00        3.62        82.09        4.00        90.70

PEER GROUP
----------

Lennox International Inc.                19.19       100.00        9.63        50.18       10.39        54.14
United Technologies                      58.81       100.00       52.74        89.68       74.98       127.50
York International Inc.                  37.40       100.00       23.89        63.88       30.75        82.22
Emerson Electriic Inc.                   56.51       100.00       54.65        96.71       76.00       134.49

Value of Peer Group at Jan 31,                       100.00                    75.11                    99.59


INDEX
-----
Nasdaq Industrial Index                1408.01       100.00    2,199.76       156.23    1,669.81       118.59


Summary                                   1999         2000        2001         2002        2003         2004
-------                                   ----         ----        ----         ----        ----         ----

Peer Group                              100.00        75.11       99.59        93.55       80.36       115.88
Dectron                                 100.00        82.09       90.70       145.12       83.90        89.57
Nasdaq Industrial Average               100.00       156.23      118.59        98.01       71.51       118.12



                                   --------------------------------------------------------------------------
                                               2002                     2003                     2004
                                   --------------------------------------------------------------------------
                                        price        value       price        value       price        value
                                   --------------------------------------------------------------------------
Dectron Internationale Inc.               6.40      145.12         3.70       83.90         3.95       89.57

PEER GROUP
----------

Lennox International Inc.                10.20       53.15        12.81       66.75        16.50       85.98
United Technologies                      68.73      116.87        63.58      108.11        95.54      162.46
York International Inc.                  38.02      101.66        23.76       63.53        38.15      102.01
Emerson Electriic Inc.                   57.94      102.53        46.93       83.05        63.90      113.08

Value of Peer Group at Jan 31,                       93.55                    80.36                   115.88


INDEX
-----
Nasdaq Industrial Index               1,380.02       98.01     1,006.87       71.51     1,663.12      118.12


Summary
-------

Peer Group
Dectron
Nasdaq Industrial Average



STOCK OPTION PLANS

1999 Stock Option Plan

We have adopted a Stock Option Plan (the "1999 Plan") pursuant to which 340,000 shares of Common Stock are reserved for issuance, 3,000 options are currently issued and outstanding.

On September 2, 1999, the Board granted options under our 1999 Plan to certain members of our Board and certain employees. Leena Lakdawala, Roshan Katrak, and Mauro Parissi were granted 60,000, 60,000, and 18,000, respectively. Subject to certain limitations, the options granted are exercisable one year after issuance. Subsequent to the one-year anniversary date of the grant, the option holders may exercise the option up to 25% per year of the total options granted for the following four years. Each of the options will be fully exercisable on November 4, 2003, and expire on November 4, 2004. The exercise price of the options is $3.00

The 1999 Plan is administered by the Board of Directors, who will determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

The 1999 Plan is effective for a period of five years, expiring in 2003. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 1999 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 1999 Plan may be exercisable for up to five years, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of Dectron, as defined in the 1999 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of Dectron and merger or consolidation with another company, or (ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

If a participant ceases affiliation with Dectron by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA.

Options under the 1999 Plan must be issued within five years from the effective date of the 1999 Plan.

Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by Dectron become available again for issuance under the 1999 Plan.

The 1999 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1999 Plan may not be increased without the consent of our stockholders.

2001 Stock Option Plan

We also adopted the 2001 Stock Option Plan (the "2001 Plan") pursuant to which 500,000 shares of Common Stock are reserved for issuance, 108,500 options are currently issued and outstanding.

On January 4, 2002, the Board granted options under our 2001 Stock Option Plan to certain members of our Board and certain employees. Leena Lakdawala, Roshan Katrak, Mauro Parissi and Gilles Richard were granted 15,000, 15,000, 5,000 and 3,000 options, respectively. Subject to certain limitations, the options granted are exercisable one year after issuance. Subsequent to the one-year anniversary date of the grant, the option holders may exercise the option up to 25% per year of the total options granted for the following four years. Each of the options will be fully exercisable on January 4, 2006, and expire on January 4, 2007. The exercise price of the options is $4.20

The 2001 Plan is administered by the Board of Directors, who will determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

The 2001 Plan is effective for a period of ten years, expiring in 2011. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 2001 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2001 Plan may be exercisable for up to ten years, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of Dectron, as defined in the 2001 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of Dectron and merger or consolidation with another company, or (ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

If a participant ceases affiliation with Dectron by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

The exercise price of an option may not be less than the fair market value per share of Common Stock on the day immediately preceding the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the day immediately preceding the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA.

Options under the 2001 Plan must be issued within ten years from the effective date of the 2001 Plan.

Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by Dectron become available again for issuance under the 2001 Plan.

The 2001 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 2001 Plan may not be increased without the consent of our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have a compensation committee. While we have not yet been able to identify and appoint suitable nominees as of the date of this annual report, our management is currently diligently pursuing candidates therefor.


                             SECTION 16(A) REPORTING

Under the securities laws of the United States, Dectron's directors, its executive (and certain other) officers, and any persons holding ten percent or more of Dectron's Common Stock must report on their ownership of Dectron's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended January 31, 2004 we believe that all reports on behalf of our executive officers and directors for all transactions were filed on a timely basis.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met three times during the fiscal year ended January 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease our St. Hubert, Quebec manufacturing facility from Roshan Katrak, our Vice President of Human Relations and the wife of Ness Lakdawala, our President, Chairman and CEO, for a monthly rent of $3,685 per month. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

We lease our Grande Allee manufacturing facilities from Investiness Inc., a company owned by Ness Lakdawala's spouse and children, for an aggregate monthly lease payment of $18,685. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

Between March 1999 and February 2003, we made loans of $147,999 to Mauro Parissi, our Chief Financial Officer, and $179,123 to Leena Lakdawala, Executive Vice President. The loans were used to finance purchase of the Dectron's stock and bore interest at the Canadian prescribed interest rate of five percent (5%). As of April 30, 2003, the loan balances of Mr. Parissi and Ms. Lakdawala were $228,192 and $228,111, respectively. Ms. Lakdawala is Ness Lakdawala's daughter.

All future material transactions, including any loans, between Dectron and its officers, directors, principal stockholders or affiliates of any of them have been and will be on terms no less favorable to Dectron than those that can be obtained from unaffiliated third parties, and will be approved in advance by a majority of the independent and disinterested directors who had access, at Dectron's expense, to Dectron's or independent legal counsel.

                            STOCKHOLDER VOTE REQUIRED

Election of each director requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE
           BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.

                                 PROPOSAL NO. 2

    RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED
     ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Subject to ratification by the shareholders, the Board of Directors appointed Schwartz Levitsky Feldman LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending January 31, 2005.

AUDIT FEES. The Company engaged Schwartz Levitsky Feldman as its independent accountants in 1998. In connection with the audit of the Company's annual financial statements for fiscal year 2004, Schwartz Levitsky Feldman billed the Company approximately $100,953.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES. The aggregate fees billed by Schwartz Levitsky Feldman for professional services rendered during fiscal year 2004 relating to the review of the Company's tax returns, consultations on accounting standards and other miscellaneous services was $ 10,140.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Schwartz Levitsky Feldman's independence.

A representative of Schwartz Levitsky Feldman is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                            STOCKHOLDER VOTE REQUIRED

Ratification of the appointment of Schwartz Levitsky Feldman as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


OTHER MATTERS

The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by Dectron. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of Dectron. Dectron will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of Dectron's capital stock.

STOCKHOLDER PROPOSALS

Proposals of stockholders of Dectron that are intended to be presented by such stockholders at Dectron's 2005 Annual Meeting of Stockholders must be received by Dectron no later than January 7, 2005 in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that Meeting.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

Copies of the annual report (Form 10-K) of Dectron for the year ended January 31, 2004, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec H4R 2C5.



         By Order of the Board of
         Directors of Dectron Internationale Inc.


         /s/ Ness Lakwadala
         Ness Lakdawala
         Chairman and Chief Executive Officer



         August 3, 2004

                           DECTRON INTERNATIONALE INC.
                 ANNUAL MEETING OF SHAREHOLDERS--AUGUST 24, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ness Lakdawala, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dectron Internationale Inc., to be held at HOTEL NOVOTEL, 1180 rue de la Montagne, Montreal, H3G 1Z1, Canada on August 24, 2004 at 2:30 p.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated August 3, 2004 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF DECTRON INTERNATIONALE INC.'S BOARD OF DIRECTORS.

1. To elect the following persons to serve as directors of the Company until the 2005 Annual Meeting of Shareholders.

         -   Ness Lakdawala    -  Roshan Katrak         -    Mauro Parissi

         -   Leena Lakdawala   -  Rustom  M. Ghadiali   -    Gilles Richard

             Dick Driggs


                 |_| FOR ALL NOMINEES       |_| WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:



--------------------------------------------------------------------------------

2. To ratify the appointment of Schwartz Levitsky Feldman LLP as the Company's independent accountants for the ensuing year.

                  |_| FOR     |_| AGAINST     |_| ABSTAIN


3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                    Date:                                , 2004
                                         ------------------------------


                                              (Print name of Shareholder)


                                              (Print name of Shareholder)


                                              Signature


                                              Signature

                                    Number of Shares
                                    Note:    Please sign exactly as name appears
                                             in the Company's records. Joint
                                             owners should each sign. When
                                             signing as attorney, executor or
                                             trustee, please give title as such.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.